ARTER & HADDEN
                                ATTORNEYS AT LAW

Cleveland                         founded 1843                     Irvine
Columbus                                                           Los Angeles
Dallas                   1801 K Street, N.W./Suite 400K            San Francisco
                          Washington, D.C. 20006-1301

                             202/775-7100 telephone
                             202/857-0182 facsimile

                                                                     Exhibit 5.1


                                                  January 8, 1997




ContiSecurities Asset Funding Corp.
277 Park Avenue
New York, New York  10172

         Re:        ContiSecurities Asset Funding Corp.
                    Mortgage Loan Asset-Backed Certificates
                    Registration Statement on Form S-3
                    ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to ContiSecurities Asset Funding Corp. (the "Depositor") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Loan Asset-Backed Certificates (the "Certificates") which you plan to offer in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), in substantially the form set forth as an exhibit to the Registration Statement, among the Depositor, one or more sellers, a servicer and a trustee (the "Trustee") each to be identified in the prospectus supplement for such series of Certificates.

         We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Depositor and such other instruments and other certificates of public officials, officers and representatives of the Depositor and such other persons, and we have made such investigations of law, as we deemed appropriate as a basis for the opinions expressed below.

         The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

                                 ARTER & HADDEN


         We are admitted to the Bar of the District of Columbia and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law and the General Corporation Law of the State of Delaware. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

         Based upon the foregoing, we are of the opinion that:

         1. When, in respect of a series of Certificates, a Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by the Depositor, one or more sellers, the servicer and the Trustee for such series, such Pooling and Servicing Agreement, will be a valid and legally binding obligation of the Depositor; and

         2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the Depositor, one or more sellers, the servicer and the Trustee for such series, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented, delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters".

         This opinion is furnished by us as counsel to the company and is solely for the benefit of the addressee thereof. It may not be relied upon by any other person or for any other purpose without our prior written consent.


                                                    Very truly yours,

                                                    /s/ Arter & Hadden

                                                    Arter & Hadden